Adicet Bio Reports First Quarter 2025 Financial Results and Provides Business Updates

Two programs with clinical data readouts in 2H/2025

Phase 1 clinical trial of ADI-001 in autoimmune diseases ongoing with preliminary clinical data expected in 2H/2025; Trial now open for enrollment to patients with lupus nephritis (LN) and systemic lupus erythematosus (SLE)

Preliminary data for ongoing ADI-270 Phase 1 clinical trial in patients with metastatic/advanced clear cell renal cell carcinoma (ccRCC) expected in 2H/2025

REDWOOD CITY, Calif. & BOSTON – May 6, 2025 – Adicet Bio, Inc. (Nasdaq: ACET), a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for autoimmune diseases and cancer, today reported financial results and operational highlights for the first quarter ended March 31, 2025.

“We are approaching an exciting inflection point for our pipeline, with significant data milestones on the horizon,” said Chen Schor, President and Chief Executive Officer of Adicet Bio. “In the second half of 2025, we expect to report preliminary Phase 1 data from our two lead programs - ADI-001 in autoimmune diseases and ADI-270 in ccRCC, with more than 6 patients with at least 3-month follow up in both programs. As we progress toward these readouts, we also look to harness the full potential of our allogeneic gamma delta 1 CAR T cell therapy platform, which we believe has key advantages over other cell types. We have identified two promising highly differentiated programs, one targeting PSMA and one follow-on program targeting autoimmune diseases with potential to become best-in-class therapies for patients fighting autoimmune diseases and cancer.”

First Quarter 2025 and Recent Operational Highlights:

Autoimmune diseases

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Enrollment open for LN and SLE patients in Phase 1 clinical trial of ADI-001 in autoimmune diseases. In April 2025, Adicet expanded enrollment in its Phase 1 trial to include patients with SLE, in addition to ongoing enrollment in LN. The Company expects to initiate enrollment for patients with systemic sclerosis (SSc), idiopathic inflammatory myopathy (IIM), stiff person syndrome (SPS) and anti-neutrophil cytoplasmic autoantibody associated vasculitis (AAV) in the Phase 1 trial in 3Q/2025. Preliminary clinical data from the trial is expected in 2H/2025, subject to study site initiation and patient enrollment.

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ADI-001 granted two new Fast Track Designations. In February 2025, the Food and Drug Administration (FDA) granted Fast Track Designation to ADI-001 for the treatment of refractory SLE with extrarenal involvement and for SSc.

Hematologic malignancies and solid tumor indications

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Patient enrollment ongoing in Phase 1 trial of ADI-270 in metastatic/advanced ccRCC. Patient enrollment is underway in the Phase 1 clinical trial evaluating ADI-270 in adults with relapsed or refractory metastatic/advanced ccRCC. Adicet expects to share preliminary clinical data from the trial in 2H/2025.

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Oral presentation of ADI-270 data at the American Society of Gene and Cell Therapy (ASGCT) 28th Annual Meeting. Adicet will present an oral abstract highlighting strong preclinical data demonstrating ADI-270’s anti-tumor activity in hematologic and solid tumor models at the ASGCT Annual Meeting taking place May 13-17, 2025 in New Orleans, LA.

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Presented ADI-270 preclinical data at the Society for Immunotherapy of Cancer (SITC) 2025 Spring Scientific Meeting. In March 2025, Adicet presented posters covering preclinical data of ADI-270 at the SITC 2025 Spring Scientific Meeting.

Corporate Update

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Appointed Michael Grissinger to Board of Directors. In April 2025, Adicet appointed Michael Grissinger to its Board of Directors. Mr. Grissinger brings over four decades of leadership experience in biopharmaceutical business development, strategy, and M&A to Adicet. Mr. Grissinger has an extensive track record of driving commercial success for global pharmaceutical companies, with a strong focus on immunology. He also serves on the board of directors at Aprea Therapeutics (Nasdaq: APRE) and three privately-held biotechnology companies, Envisagenics, Inc., AnaCardio AB, and NephroDI Therapeutics, Inc.

Financial Results for First Quarter 2025:

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Research and Development (R&D) Expenses: R&D expenses were $22.8 million for the three months ended March 31, 2025, compared to $23.9 million during the same period in 2024. The decrease in R&D expenses was primarily due to a net $1.4 million decrease in expenses related to contract development manufacturing organizations and other externally conducted research and development.
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General and Administrative (G&A) Expenses: G&A expenses were $7.1 and 7.0 million for the three months ended March 31, 2025 and 2024, respectively.
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Net Loss: Net loss for the three months ended March 31, 2025 was $28.2 million, or a net loss of $0.31 per basic and diluted share, including non-cash stock-based compensation expense of $3.1 million, as compared to a net loss of $28.0 million, or a net loss of $0.35 per basic and diluted share, including non-cash stock-based compensation expense of $5.7 million during the same period in 2024.
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Cash Position: Cash and cash equivalents were $150.4 million as of March 31, 2025, compared to $176.3 million as of December 31, 2024. The Company expects that current cash, cash equivalents and short-term investments as of March 31, 2025, will be sufficient to fund its operating expenses into the second half of 2026.

About Adicet Bio, Inc.

Adicet Bio, Inc. is a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for autoimmune diseases and cancer. Adicet is advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors (CARs), to facilitate durable activity in patients. For more information, please visit our website at https://www.adicetbio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the business and operations of Adicet. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: clinical development of Adicet’s product candidates, including future plans or expectations for ADI-001 in autoimmune diseases and ADI-270 in ccRCC and the potential safety, tolerability and efficacy for the treatment of autoimmune diseases and cancer; timing and success of the Phase 1 clinical trial of ADI-001 in LN, SLE, SSc, AAV, IIM and SPS, including timing and expectations for enrollment and future data releases; timing and success of the Phase 1 clinical trial of ADI-270 in ccRCC, including expectations for future data releases; expectations regarding the presentation of preclinical data at future scientific conferences; and expectations regarding Adicet’s uses of capital, expenses and financial results, including the expected cash runway.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, the effect of global economic conditions and public health emergencies on Adicet’s business and financial results, including with respect to disruptions to our preclinical and clinical studies, business operations, employee hiring and retention, and ability to raise additional capital; Adicet’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; that positive results, including interim results, from a preclinical or clinical study may not necessarily be predictive of the results of future or ongoing studies; clinical studies may fail to demonstrate adequate safety and efficacy of Adicet’s product candidates, which would prevent, delay, or limit the scope of regulatory approval and commercialization; and regulatory approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable; and Adicet’s ability to meet production and product release expectations. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in Adicet’s most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the U.S. Securities and Exchange Commission, including its quarterly report on Form 10-Q. All information in this press release is as of the date of the release, and Adicet undertakes no duty to update this information unless required by law.

ADICET BIO, INC.

Consolidated Statements of Operations and Comprehensive Income

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development	$22,814	$23,897
General and administrative	7,071	6,974
Total operating expenses	29,885	30,871
Loss from operations	(29,885)	(30,871)
Interest income	1,683	2,918
Interest expense	—	(2)
Other expense, net	(12)	(61)
Loss before income tax provision	(28,214)	(28,016)
Income tax provision	—	—
Net loss	$(28,214)	$(28,016)
Net loss per share, basic and diluted	$(0.31)	$(0.35)
Weighted-average common shares used in computing net loss per share, basic and diluted	91,071,436	79,071,652
Other comprehensive income
Unrealized loss on treasury securities, net of tax	(25)	—
Total other comprehensive income	(25)	—
Comprehensive loss	$(28,239)	$(28,016)

ADICET BIO, INC.

Consolidated Balance Sheets Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2025	2024
Cash, cash equivalents, and short term investments in treasury securities	$150,439	$176,303
Working capital	137,116	160,744
Total assets	191,271	220,219
Accumulated deficit	(526,108)	(497,894)
Total stockholders’ equity	161,446	186,609

Adicet Bio, Inc.

Investor and Media Contacts

Investors:

Anne Bowdidge

abowdidge@adicetbio.com

Penelope Belnap

Precision AQ

212-362-1200

Penelope.belnap@precisionaq.com

Media:

Kerry Beth Daly

kbdaly@adicetbio.com